UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 24, 2005

FIREARMS TRAINING SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	333-13105	57-0777018
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7340 McGinnis Ferry Road

Suwanee, Georgia 30024

(Address of Principal Executive Offices)

(770) 813-0180

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statement or a Related Audit Report or Completed Interim Review

On June 24, 2005, the Audit Committee of the Board of Directors of Firearms Training Systems, Inc. (the “Company”), after discussions with management, concluded that the Company will be required under generally accepted accounting principles (GAAP) to restate its annual financial statements for the fiscal years ended March 31, 2003 and 2004 and its quarterly financial statements for each of the quarters in the fiscal years ended March 31, 2004 and 2005, with the exception of the quarter ended March 31, 2005. Accordingly, the previously issued financial statements for the above periods should no longer be relied upon. As discussed below, the restatements are expected to result in an increase in revenues, operating income and net income reported for those periods as follows:

For fiscal year ended March 31, 2003:

•	revenues increased by approximately $280,000 (0.4%) to $66,405,000

•	operating income increased by approximately $280,000 (4.3%) to $6,753,000

•	net income increased by approximately $196,000 (2.8%) to $7,228,000

For fiscal year ended March 31, 2004:

•	revenues increased by approximately $1,235,000 (1.7%) to $73,089,000

•	operating income increased by approximately $1,235,000 (11.6%) to $11,879,000

•	net income increased by approximately $793,000 (15.7%) to $5,831,000

The Company will file its restated annual financial statements for fiscal 2003 and 2004 as well as its restated quarterly results for its 2004 and 2005 fiscal years in its Annual Report on Form 10-K for the year ended March 31, 2005 (the “2005 Form 10-K”). The Company will file a Form 12b-25 Notification of Late Filing with respect to its 2005 Form 10-K and intends to file its 2005 Form 10-K no later than July 14, 2005.

In preparing our fiscal 2005 financial statements, the Company determined that two percentage-of-completion contracts denominated in foreign currencies were accounted for incorrectly resulting in an understatement of revenues and overstatement of liabilities. In the past, the accounting procedures used by the Company with respect to these two contracts deferred the impact on revenues of foreign currency fluctuations. The Company determined that its method of deferring the recognition of foreign currency fluctuations on these percentage-of-completion contracts was incorrect and that a restatement is necessary. The adjustments result from the correction of accounting errors and are not attributable to any misconduct by Company employees.

Management and the Audit Committee have discussed the matters giving rise to the restatement with the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIREARMS TRAINING SYSTEMS, INC.

Date: June 29, 2005	By:	/s/ Gregory A. Ton
Gregory A. Ton
Chief Financial Officer